Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Schedules 2019 Fourth Quarter and Full Year Earnings Release, Conference Call and Webcast

HOUSTON, January 13, 2020 — Group 1 Automotive, Inc. (NYSE: GPI), an international, Fortune 500 automotive retailer, today announced that it will release financial results for the fourth quarter and full year ended December 31, 2019, on Wednesday, February 5, 2020, before market open.  Earl J. Hesterberg, Group 1’s president and chief executive officer, and the company’s senior management team will host a conference call to discuss the results later that morning at 10 a.m. ET.

The conference call will be simulcast live on the Internet at www.group1auto.com.  Click on ‘Investor Relations’ and then ‘Events’ or through this link: http://www.group1corp.com/events. A webcast replay will be available for 30 days.

The conference call will also be available live by dialing in 15 minutes prior to the start of the call at:

Domestic: 1-888-317-6003

International: 1-412-317-6061

Conference ID:6623265

A telephonic replay will be available following the call through February 12, 2020 by dialing:

Domestic: 1-877-344-7529

International: 1-412-317-0088

Replay ID:10138507

About Group 1 Automotive, Inc.

Group 1 owns and operates 186 automotive dealerships, 242 franchises, and 49 collision centers in the United States, the United Kingdom and Brazil that offer 31 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Investors please visit www.group1corp.com, www.group1auto.com, www.group1collision.com, www.facebook.com/group1auto, and www.twitter.com/group1auto, where Group 1 discloses additional information about the Company, its business, and its results of operations.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com

Media contacts:
Pete DeLongchamps
Senior V.P. Manufacturer Relations, Financial Services and Public Affairs

Group 1 Automotive, Inc.

Group 1 Automotive, Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com